Exhibit 21.1

List of Subsidiaries of the Company (1)

AccuMED Corporation (Delaware)	Lear Corporation Czech Republic s.r.o. (Czech Republic)
AccuMED Holdings Corporation (Delaware)	Lear Corporation d.o.o. Novi Sad (Serbia)
Advanced Assembly, LLC (Michigan) (99.7%)	Lear Corporation EEDS and Interiors (Delaware)
Arada Systems Private Limited (India)	Lear Corporation France SAS (France)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation GmbH (Germany)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Holdings Spain S.L. (Spain)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation Hranice Czech Republic, s.r.o. (Czech Republic)
Changchun Lear FAWSN Automotive Electrical and Electronics Co., Ltd. (China) (49%)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Ingenierie, S.A.S. (France)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Italia S.r.l. (Italy)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Japan K.K. (Japan)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Corporation Jarny, S.A.S. (France)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Loire, S.A.S. (France)
Dymos Lear Automotive India Private Limited (India) (35%)	Lear Corporation Macedonia DOOEL Tetovo (Macedonia)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Magnesio, S.A.U. (Spain)
Eagle Ottawa China Ltd. (China)	Lear Corporation Martorell, S.A.U. (Spain)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Eagle Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Eagle Ottawa Holdings Ltd. (Cayman Islands)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation Pontevedra, S.A.U. (Spain)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Romania S.r.L. (Romania)
Eagle Ottawa U.K. Ltd. (United Kingdom)	Lear Corporation S.r.L. (Moldova)
Eagle Ottawa Yangzhou Limited (China)	Lear Corporation Seating France Feignies SAS (France)
eLumigen, LLC (Delaware) (46.16%)	Lear Corporation Seating France SAS (France)
Foshan Lear FAWSN Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Goldcup 16011 AB (Sweden)	Lear Corporation South East Asia Co., Ltd. (Thailand)
Greenfield Holdings, LLC (Michigan) (99.7%)	Lear Corporation Spain Alava, S.A.U. (Spain)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear Corporation Sweden AB (Sweden)
Guilford Europe Limited (United Kingdom)	Lear Corporation UK Holdings Limited (United Kingdom)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Corporation UK Interior Systems Limited (United Kingdom)
Guilford Mills Europe Limited (United Kingdom)	Lear Corporation Valenca, Lda. (Portugal)
Guilford Mills Limited (United Kingdom)	Lear Corporation Vigo, S.A.U. (Spain)
HB Polymer Company, LLC (Delaware) (10%)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
IMA Electrical Systems de Mexico, S de R.L. de C.V. (Mexico) (49%)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Industrias Cousin Freres S.L. (Spain) (50%)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Industrias Lear de Argentina SrL (Argentina)	Lear East European Operations S.a.r.l. (Luxembourg)
Innoair Technologies Co., Ltd. (Taiwan)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Insys - Interior Systems SA (Argentina) (5%)	Lear European Holding S.L. (Spain)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Global Operations S.a.r.l. (Luxembourg)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Holdings, S. de R.L. de C.V. (Mexico)

Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear International Operations S.a.r.l. (Luxembourg)
Lear (China) Holding Limited (China)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive (EEDS) Tunisia Sarl (Tunisia)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China) (95%)	Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear Automotive India Private Limited (India)	Lear UK Acquisition Limited (United Kingdom)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Automotive Morocco SAS (Morocco)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (.7%)
Lear Automotive Operations Netherlands B.V. (Netherlands)	Mezed Inversiones S.r.l. (Dominican Republic)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Midtown Invest, S.L. (Spain)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	MSeat Inc. (Korea) (.186%)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	OOO Lear (Russia)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	PT Lear Automotive Indonesia (Indonesia)
Lear Canada (Canada)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Canada Holding S.a.r.l. (Luxembourg)	Qingdao Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)
Lear Canada Investments ULC (Canada)	RevoLaze, LLC (Delaware) (20%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Rouquinet Deroy Limited (United Kingdom)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation (Mauritius) Limited (Mauritius)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Corporation (Nottingham) Limited (United Kingdom)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China)
Lear Corporation (Shanghai) Limited (China)	Silk Theraputics, Inc. (Delaware) (7.7%)
Lear Corporation (SSD) Limited (United Kingdom)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation (UK) Limited (United Kingdom)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation (Vietnam) Limited (Vietnam)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation Ara, S.A.U. (Spain)	Tempronics, Inc. (Delaware) (11.8%)
Lear Corporation Ardasa, S.A.U. (Spain)	The Nanosteel Company, Inc. (Delaware) (3.76%)

(1)	All subsidiaries are wholly owned unless otherwise indicated.